EX-99.B-9
[BLAZZARD, GRODD & HASENAUER LETTERHEAD]

December 20, 1999


Board of Directors
Jackson National Life Insurance Company of New York
2900 Westchester Avenue
Purchase, New York 10577

         RE:  Opinion of Counsel - JNLNY Separate Account II

Gentlemen:

     You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Pre-Effective Amendment to a Registration Statement on Form N-4 for the Individual Single Premium Deferred Variable Annuity Contracts (the "Contracts") to be issued by Jackson National Life Insurance Company of New York its separate account, JNLNY Separate Account II.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are of the following opinions:

     1. JNLNY Separate Account II is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to
Section 8(a) of the Act.

     2. Upon the acceptance of the premium made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

     You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Board of Directors
December 20, 1999
Page Two

     We consent to the reference to our Firm under the caption "Services" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.



                                   By: /s/ LYNN KORMAN STONE
                                   ------------------------------------------
                                       Lynn Korman Stone